UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

AMICAS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FOR IMMEDIATE RELEASE
AMICAS TO ADJOURN SPECIAL MEETING OF STOCKHOLDERS
Board Continues to Unanimously Recommend
that Shareholders Vote FOR the Thoma Bravo Merger
BOSTON — February 18, 2010 — AMICAS, Inc. (NASDAQ: AMCS), a leader in image and information management solutions, today announced that it will convene and adjourn its Special Meeting of Stockholders to consider and vote on the pending merger agreement with an affiliate of Thoma Bravo, LLC. The Company will adjourn the meeting pursuant to an order issued today by the Superior Court of Suffolk County, Massachusetts in connection with the litigation described in the Company’s definitive proxy statement mailed to its stockholders on or about January 19, 2010.
The Special Meeting will reconvene on Thursday, March 4, 2010 at 9:00 a.m., local time, and at a later date if ordered by the Court, at the Company’s offices at 20 Guest Street, Suite 400, Boston, MA 02135. The record date for shareholders entitled to vote at the meeting remains January 15, 2010.
As previously announced, on December 24, 2009 AMICAS entered into a definitive merger agreement to be acquired by an affiliate of Thoma Bravo, LLC, for $5.35 per share in cash in a transaction valued at approximately $217 million, representing a 38% premium over AMICAS’ average closing share price during the 90 trading days ending December 24, 2009. The transaction purchase price is guaranteed by Thoma Bravo and is not dependent on any third-party financing.
The AMICAS Board of Directors continues to unanimously recommend in favor of the Thoma Bravo transaction. AMICAS has been advised that Thoma Bravo continues to remain fully committed to the transaction. AMICAS expects to complete the transaction in a timely manner, immediately following the Special Meeting of Stockholders.
The Court ordered that the Special Meeting of Stockholders to be held tomorrow at 9:00 a.m. be adjourned pending a full hearing concerning the adequacy of the Company’s disclosures in its proxy statement. The Company is evaluating what, if any, updates to its proxy statement are required, and the Company will provide a further update to shareholders as warranted. The Company’s proxy statement is available on www.sec.gov, and the Company will mail copies of a supplement to the proxy statement to all AMICAS shareholders.
The Company noted that shareholders who have previously voted may change their vote, but need not vote again. Any AMICAS shareholders who have questions or require assistance voting their shares should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leading independent provider of imaging IT solutions. AMICAS offers the industry’s most comprehensive suite of image and information management solutions - from radiology PACS to cardiology PACS, from radiology information systems to cardiovascular information systems, from revenue cycle management solutions to enterprise content management tools designed to power the imaging component of the electronic medical record (EMR). AMICAS provides a complete, end-to-end solution for radiology practices, imaging centers, and ambulatory care facilities. Hospitals and integrated delivery networks are provided with a comprehensive image management solution for cardiology and radiology that supports EMR strategies to enhance clinical, operational, and administrative functions.

Information regarding the solicitation of proxies
In connection with the proposed transaction, AMICAS has filed a proxy statement and relevant documents concerning the proposed transaction with the SEC. Shareholders of AMICAS are urged to read the proxy statement and other relevant materials because they contain important information about AMICAS and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and any other relevant documents filed by AMICAS with the SEC at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by AMICAS by contacting AMICAS Investor Relations by e-mail at colleen.mccormick@amicas.com or by phone at 617-779-7892.
AMICAS and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from AMICAS shareholders in respect of the proposed transaction. Information about the directors and executive officers of AMICAS and their respective interests in AMICAS by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition. Each of these documents is available free-of-charge at the SEC’s Web site at www.sec.gov and at the AMICAS Investor Relations Web site at www.amicas.com/investorrelations.
Cautionary statement regarding forward-looking statements
This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the expected benefits of the proposed transaction, future performance, and the completion of the transaction. These statements are based on the current expectations of management of AMICAS, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release many of which are beyond AMICAS’ ability to control or predict. For example, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that have been or may be instituted against AMICAS and others relating to the transaction; the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the transaction; the failure of the transaction to close for any other reason; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of certain financings that will be obtained for the transaction; and other risks detailed in AMICAS’ current filings with the SEC, including its most recent filings on Forms 10-Q and 10-K, which are available at www.sec.gov. All forward-looking statements in this press release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
CONTACTS:
Investors
Scott Winter
Innisfree M&A Incorporated
212-750-5833